UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2016

United Online, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33367	77-0575839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21255 Burbank Boulevard, Suite 400
Woodland Hills, California 91367
(Address of Principal Executive Offices) (Zip Code)

Telephone: (818) 287-3000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

This Current Report on Form 8-K updates Items 6, 7 and 8 of the Annual Report on Form 10-K (the “2015 Form 10-K”) of United Online, Inc. (the “Company”) for the year ended December 31, 2015, which was filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2016, to reflect the impact of our former MyPoints business unit and international social networking businesses as discontinued operations.

Set forth in Exhibit 99.1 attached hereto are updated consolidated financial statements and selected financial information with respect to the operations of the Company, as well as Management’s Discussion and Analysis of Financial Condition and Results of Operations for the periods presented.

The information in this Form 8-K does not reflect events or disclosures occurring after the filing of the Company’s 2015 Form 10-K and does not modify or update the disclosures therein, except to the extent expressly provided above. For a discussion of events and developments subsequent to the filing of the 2015 Form 10-K, please refer to the Company’s filings with the SEC since that date.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
23.1	Consent of Independent Registered Public Accounting Firm
99.1	Updates to Annual Report on Form 10-K for the year ended December 31, 2015
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Calculation Linkbase Document
101.LAB	XBRL Taxonomy Label Linkbase Document
101.PRE	XBRL Taxonomy Presentation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2016	UNITED ONLINE, INC.

	By:	/s/ Edward K. Zinser
Edward K. Zinser
Executive Vice President and Chief Financial Officer